Escrow Agreement

     Agreement made this 1st day of July, 1999 between and among Reliable Corporation ("Reliable"), Rajendra A. Shukla ("Shukla"), Reliable-West Tech, Inc.("RWT") and Westbury Realty Management, Inc. ("WRM") .

                                                    WITNESSETH:

                  WHEREAS, the parties other than WRM have entered into that certain Asset Purchase Agreement dated May 5, 1999, as amended by that certain First Amendment dated July 1, 1999 (collectively, the "Agreement"); and

WHEREAS, capitalized terms not defined herein shall have the meanings ascribed to them in the Agreement; and

                  WHEREAS, the parties wish to close the transactions described in the Agreement, in escrow, pursuant to the terms set forth herein.

                  NOW THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, the parties agree as follows:

         1. Partial Payment of Cash Portion of Purchase Price

                  On this day RWT has, at the direction of Reliable, caused to be paid to The Chase Manhattan Bank, the sum of Nine Hundred Thousand Dollars ($900,000), by wire transfer, in partial satisfaction of WRT's obligations under
Section 3.2 (c) of the Agreement.

                  On or before July 15, 1999 (the "Due Date"), time being of the essence, RWT shall pay to Reliable the sum of One Hundred Thousand Dollars ($100,000) plus the Inventory Amount in the manner set forth in Section 3.2 (c) of the Agreement plus interest on such amounts at the same per annum interest rate as charged by Chase Manhattan Bank pursuant to the terms of its payoff letter dated June 30, 1999 (such amounts being collectively referred to as the "Cash Balance").

         2. Escrow of Documents

                  The parties have executed and delivered the agreements and instruments listed on the document entitled "Closing Agenda" annexed hereto (the "Closing Documents"). The Closing Documents shall be held in escrow by McLaughlin & Stern, LLP (the "Escrow Agent") pursuant to the terms hereof (except for those documents relating to the transfer of the Owned Real Property which shall be held by RWT's title company)..

                   Upon payment of the Cash Balance, the Closing Documents shall be released from escrow as follows:

(i) the promissory note in the amount of $915,000 shall be delivered to Reliable


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and the promissory note in the amount of $185,000 shall be delivered to Shukla;

                  (ii) the Guaranty and Mortgage shall be delivered to Shukla;

                  (iii) the Security Agreement and the UCC-1 shall be delivered to Reliable;

                  (iv) the original UCC termination statements from Merrill Lynch and Chase Manhattan Bank, the Bill of Sale, the Assignment of Purchased Assets and the deposit check in the amount of $100,000 shall be delivered to RWT; and

                  (v) the deeds shall be delivered to WRM.

                  From the date hereof until payment of the Cash Balance, Reliable and Shukla shall continue to be subject to the obligations set forth in
Section 6.2 and 6.3 of the Agreement and RWT shall continue to be subject to the obligations set forth in Sections 6.3 and 6.4 of the Agreement . Payment of the Cash Balance and RWT's obligations to close the transactions described in the Agreement shall continue to be subject to the satisfaction of the conditions set forth in Section 7.2 of the Agreement. Reliable's and Shukla's obligations to close shall continue to be subject to the satisfaction of the conditions set forth in Section 7.1 of the Agreement.

                  If the Cash Balance is not paid by the Due Date then at the option of Reliable , the documents described in clause (iv) above shall be returned to Reliable, except for the original deposit check which shall be delivered to Alan Hertzmark to be held in escrow pursuant to the terms of the Agreement, the deeds shall be returned to Shukla and, simultaneously therewith, the items described in Clauses (i) through (iii) shall be returned to RWT, Shukla shall repay to RWT the sum of Nine Hundred Thousand Dollars (such actions being hereafter referred to as the "Reversal"). Notwithstanding the Reversal, the parties shall still have and the rights, and shall be subject to the obligations set forth in the Agreement.


                  3. Operation of Business During Interim Period.

As of the date hereof, RWT shall commence operations of Reliable's business as if the transactions described in the Agreement had closed without escrow on this date provided that during the Interim Period (defined below) RWT shall continue to operate the business under the name "Reliable Corporation". Provided that the Reversal does not occur, all rights and obligations arising with respect to the operation of the business on or after July 1, 1999 shall belong to RWT. If the Reversal occurs then all rights with respect to the operation of the business shall revert to Reliable, and RWT shall indemnify Reliable to the extent that the liability for obligations incurred during such interim period exceed the revenues derived from operations during such period.

                  4. Insurance

Until payment of the Cash Balance or the Reversal (the "Interim Period"), Shukla and Reliable shall continue their existing insurance policies with respect to the Purchased


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Assets and the Owned Real Property.  Shukla and/or  Reliable shall submit claims for any damages covered by such policies and arising during the Interim Period and shall deliver to RWT and/or WRM , as the case may be, the proceeds payable by such insurers with respect to such damages. Upon closing of the transactions described in the Agreement, RWT shall reimburse Reliable for the costs of insurance premiums paid for the Interim Period.

                  5. Provisions Regarding Escrow Agent

                  The parties acknowledge that Escrow Agent is acting solely as a stakeholder at their request and for their convenience. Escrow Agent is not a party to and is not bound by any other agreement between the parties. Escrow Agent is acting in the capacity of a depository only. Escrow Agent shall not be deemed to be the agent of either of the parties and Escrow Agent shall not be liable to either of the parties for any act or omission on its part unless taken or suffered in bad faith, in willful disregard of this agreement or involving gross negligence. The parties shall jointly and severally indemnify and hold Escrow Agent harmless from and against all costs, claims and expenses, including reasonable attorneys' fees and disbursements incurred in connection with the performance of the Escrow Agent's duties hereunder, except with respect to acts or omissions taken or suffered by Escrow Agent in bad faith, in willful disregard of this agreement or involving gross negligence on the part of Escrow Agent.

                   Escrow Agent may consult with and obtain advice of legal counsel in the event of any dispute or question as to the construction of any of the provisions of this agreement. Escrow Agent shall incur no liability and shall be fully protected in acting in good faith in accordance with the opinion and instructions of its counsel.

                   If the Escrow Agent shall be uncertain of its duties or in the event of a dispute, Escrow Agent shall either continue to hold the Closing Documents until otherwise directed by joint written instructions signed by both Reliable and RWT or by a final judgment of a court of competent jurisdiction, or
(ii) Escrow Agent may deposit the Closing Documents with a court of competent jurisdiction and, after giving written notice of such action to Seller and Purchaser, Escrow Agent shall have no further obligations or liability with respect to the Closing Documents.


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                  The parties  each  acknowledge  and agree  that,  if a dispute arises with respect to the Closing Documents or otherwise in connection with this agreement, Escrow Agent may continue to represent RWT and WRM.


                  IN WITNESS WHEREOF, the parties have executed this Agreement this 1st day of July, 1999.

                                                ------------------------------
                                                     Rajendra A. Shukla

                              RELIABLE CORPORATION

                           By: ______________________
                             Rajendra A. Shukla,
                                   President

                            RELIABLE-WEST TECH, INC.

                           By: _______________________
                                Mandel Sherman
                                   President

                          WESTBURY REALTY MANAGEMENT, INC

                           By: _______________________
                                   Mandel Sherman

Escrow Agent:
MCLAUGHLIN & STERN, LLP

By: ______________________
         Robert M. Weiss